 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 16, 2020

BK Technologies Corporation

________________________________________

(Exact name of registrant as specified in its charter)

Nevada	001-32644	83-4064262
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer dentification No.)

7100 Technology Drive, West Melbourne, FL	32904
(Address of principal executive offices)	(Zip Code)

   Registrant’s telephone number, including area code: (321) 984-1414

N/A
______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $.60 per share	BKTI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Item 8.01
Other Events.

On March 16, 2020, Fundamental Global Investors, LLC (“Fundamental Global”), on behalf of the funds managed by it, entered into a stock trading plan in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “10b5-1 Plan”), for the purchase of up to one million shares of common stock of BK Technologies Corporation (the “Company”). The 10b5-1 Plan becomes effective on April 2, 2020 and will terminate on April 2, 2021 or such earlier date as set forth in the 10b5-1 Plan. Transactions under the 10b5-1 Plan, if any, will be reported to the Securities and Exchange Commission in accordance with applicable securities laws, rules and regulations.

D. Kyle Cerminara, the Chief Executive Officer, Co-Founder and Partner of Fundamental Global, is the Chairman of the Company’s Board of Directors, and Lewis M. Johnson, the President, Co-Founder and Partner of Fundamental Global, is the Co-Chairman of the Company’s Board of Directors. Fundamental Global, with its affiliates, is the Company’s largest stockholder.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BK TECHNOLOGIES CORPORATION

Date: March 16, 2020	By:	/s/ William P. Kelly
William P. Kelly
Executive Vice President and Chief Financial Officer